Exhibit 99.1

 0  ANNUAL SHAREHOLDER MEETINGMAY 25, 2016

Forward-Looking Statements  This presentation contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions, the impact of interest rates on financing and the successful completion and deployment of proceeds from the capital raises as well as the successful completion and integration of mergers and acquisitions. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.  1

Howard Bancorp is the Largest Bank Headquartered in the Greater Baltimore Region



Manchester
Jarrettsville
Dublin
Rising Sun
Newark
Elkton
Bel Air
Aberdeen
North East River
Elk River
Aberdeen Proving Ground Military Reservation
Reisterstown
Hampton
Edgewood
Earlville
Freedom
Towson
Carney
Sassafras River
Randallstown
Parkville
Middle River
Massey
Baltimore
Worton
Ellicott City
Dundalk
Patapsco
Columbia
Chestertown
Fairland
Glen Burnie
Church Hill
Laurel
South Gate
Rock Hall
Chester River
South Laurel
Severna Park
Centreville
Greenbelt
Arnold
Annapolis
Bowie
Grasonville
Greensboro

<u>Operate 13 branch locations</u>

- 4 branches in Howard and Anne Arundel Counties
- 6 branches in Baltimore and Harford Counties
- 2 in Cecil County and
- 1 in Baltimore City

- Opened in 2004 with a targeted focus on small- and medium-sized businesses, proprietors and professionals
- At March 31, 2016:
  - Assets of $990 million
  - Loans of $774 million
  - Deposits of $803 million
  - Tangible Book Value per share of $11.21
- Completed and integrated acquisition of Patapsco Bancorp, a $220MM asset bank based in Baltimore County, in 2015
- NASDAQ-listed under the symbol "HBMD"

HOWARD BANCORP

2

Progress Consistent with 2010 – 2015 Strategic Plan  3  Become SEC reporting Company; join NASDAQ    Access institutional capital to supplement retail capital raised in four prior offerings since 2004    Diversify revenue stream to incorporate non-interest income by acquiring teams in the residential mortgage space    Supplement organic growth with acquired growth (branch purchases, FDIC assisted, whole bank acquisitions)    Seize opportunity to become dominant Greater Baltimore community bank given historical consolidation, growing dominance of out-of-state banks, differentiated focus on commercial loans and demonstrated ability to selectively acquire teams of talented bankers     Achieve greater efficiencies and greater relevance by moving beyond the $1 billion asset size    Shift board of directors towards a more geographically, ethnically, gender diverse composition with more public company executive or advisory experience

2015 Highlights  Successfully closed a private placement with a number of highly regarded institutional bank investors, including Baltimore-based T. Rowe Price, in June of 2015 resulting in the issuance of 2,173,913 shares, which increased capital via gross proceeds of $25 million. Completed the acquisition of Baltimore headquartered Patapsco Bancorp, Inc., a $220 million asset bank, in August of 2015 and completed the systems conversion in November of 2015. Total assets grew to $947 million at December 31, 2015, representing growth of $256 million, or 37%, compared to total assets of $691 million at December 31, 2014, of which $170 million, or 25% growth, is attributable to the Patapsco transaction, and $86 million, or 12%, is attributable to continuing organic growth. Total loans increased by $207 million, or 37%, to $760 million when comparing December 31, 2015 to December 31 2014, of which $152 million, or 27% growth, is attributable to the Patapsco transaction, and $55 million, or 10%, is attributable to organic growth of the loan portfolio. Total deposits at December 31, 2015 increased to $747 million from $554 million at December 31, 2014, representing growth of $193 million, or 35%, of which $170 million, or 31% growth, is attributable to the Patapsco transaction, and $24 million, or 4%, is attributable to organic growth, due to intentional run off in higher-cost legacy CD portfolios. Noninterest bearing deposits grew by $31 million or 22% during the twelve months ended December 31, 2015. Total stockholders’ equity increased by $33.3 million or 56% to $92.9 million at December 31, 2015, compared to $59.6 million at December 31, 2014.   4

2015 Highlights Continued  Net income of $1.1 million, or $.16 per share, for the year ended December 31, 2015 compared to net income of $10.4 million, or $2.53 per share, in 2014. Full year 2015 included $4.3 million in merger and restructuring costs and full year 2014 included a $16.1 million bargain purchase gain related to the FDIC assisted transaction related to NBRS Financial Bank partially offset by $0.5 million of merger related costs.Excluding these items pre-tax income in 2105 was $6.5 million compared to $1.6 million in 2014.  5

First Quarter of 2016 Highlights  Total assets grew to $990 million at March 31, 2016, representing growth of $43.7 million or 4.6% compared to December 31, 2015. During the first quarter of 2016, total loans held for investment increased by nearly $14.2 million or 2%, to $774 million, versus total loans of $760 million at the end of 2015. Commercial and industrial loan growth during the quarter was 3.5% or 14 % on an annualized basis.Total deposits at March 31, 2016 increased to $803 million from $747 million on December 31, 2015 representing growth of $56 million or nearly 7.5% during the quarter.Net income available to common shareholders of $903 thousand, or $0.13 per share, for the quarter ended March 31, 2016, compared to $618 thousand, or $0.15 per share, for the quarter ended March 31, 2015. The first quarter of 2015 included $406 thousand in merger-related costs and the first quarter of 2016 included $430 thousand in occupancy costs relating to our decision to close three of our less active branch locations. Earnings per share were negatively impacted by the issuance of $25 million of new common equity in the second quarter of 2015.   6

Other Notable 2016 Highlights  James D. Witty, the former Maryland regional president for BB&T, has been named executive vice president and chief lending officer with Howard Bank and will be responsible for all commercial business development and relationship management in Howard Bank’s rapidly growing footprint.Supplementing the 2015 Howard County team lift out, we have recently been able to attract another talented group of commercial relationship managers from a Greater Baltimore market competitor. We believe that this team of individuals will complement our existing business development professionals, demonstrating successful execution on both organic and acquisition strategic growth goals.  7

Significant Growth Since 2013    8  Balances, market cap and tangible book value as of December 31; profitability metrics full year

Very Strong Loan and Deposit Growth  Strong loan and deposit growth through the financial crisis, recession and sluggish economic recoveryFundamental focus on originating loans in-market and funding with local, low-cost core depositsHands-on approach to deliver a very broad and deep array of competitive deposit and loan products and servicesHigh loan-to-deposit ratio vs. peer average of approximately 83% - differentiates Howard and protects net interest margin  9  $ in 000’s

Howard is Presently THE Leading Locally Based Commercial Lender in the Greater Baltimore Market  10  Source: SNL Financial based on bank regulatory data ranked by total commercial loans. Commercial loans include multi-family, commercial real estate and commercial and industrial loans at March 31, 2016

Howard has Diversified and Attractive Loan Portfolio by Type  11  Source: SNL Financial as of March 31, 2016. Based on Bank Regulatory data.(1) Owner-Occupied CRE is classified as Commercial & Industrial loans for Howard and MD Bank Peers  *Materially better mix than average Maryland Bank

Howard Enjoys an Attractive, Low-Cost Deposit Mix  12  Source: SNL Financial as of March 31, 2016. Based on Bank Regulatory data

Howard’s Non-Interest Income is a Growing but Managed Portion of its Total Revenue Driven Primarily by its De Novo Mortgage Banking Initiative  13  *each bar represents 100% of annually increasing revenue

Howard Continues to Grow its Assets while Maintaining a Strong Net Interest Margin  14  Source: SNL Financial based on SEC data. Peers consist of MD-based banks with assets between $400 million and $1.5 billion. 2014 net income included several one-time non-recurring items including the bargain purchase gain of $16.1 million, pre-tax, related to the FDIC assisted transaction and 2015 included merger related charges

Howard Continues to have Superior Asset Quality  15  Source: SNL Financial based on Bank Regulatory data. Peers consist of MD-based banks with assets between $400 million and $1.5 billion. Texas ratio defined as NPAs plus loans 90 PD divided by tangible equity plus loan loss reserves  Howard’s NPLs exclude acquired non-performing loans of $1.1 million in 4Q14, $.9 million in 1Q15, $.8 million in 2Q15, $2.0 million in 3Q15, $2.5 million in 4Q15 and $3.6 million in 1Q16 as there is no allowance held against these loans

Howard Outperformed the S&P 500 and Performed In Line with the SNL Bank Index in 2015 and YTD 2016  Note: SNL Bank Index includes all major exchange banks in SNL’s coverage universe with $500 million to $1 Billion in assets as of the most recent financial data  16

Summary  Howard has focused on sustainable growth – balance sheet, capital, revenue and earnings – since its inception, and has performed well during the financial crisis, and sluggish economic recovery – all without TBV or earnings dilutionCompetitively advantaged franchise in some of the most attractive markets in the nation with a balanced business mix and a moderate credit risk profileDiversified revenue streams bode well for future returnsSEC registration, NASDAQ listing, growing market cap bode well for shareholder returns and eventual liquidityHoward is committed to further growth – organic and acquired – to achieve the size and scale sufficient to continue to generate superior returns for its investors notwithstanding the still sluggish state of the national and regional economies, Dodd Frank, and competitive pressuresThere are few-to-none “Greater Baltimore” based banks with the capital and size and scale as Howard’sHoward is well on its way to fill the current void in the marketplace by building a super regional “Greater Baltimore” bank via both organic growth and acquisition and achieving its strategic objectives  17